Exhibit 99.1

Bazaarvoice, Inc. Announces its Financial Results for the Second Fiscal Quarter of 2016, Appoints New Chief Revenue Officer
Second fiscal quarter highlights include:

•	Delivered Q2 revenue from continuing operations of $49.9 million, up 5% from the same period a year ago

•	Achieved positive Adjusted EBITDA from continuing operations of $1.1 million as compared to a loss of $1.8 million in the same period a year ago

•	Improved GAAP net loss from continuing operations to $4.9 million from a loss of $9.9 million in the same period a year ago

•	Achieved positive operating cash flow of $13.6 million
AUSTIN, Texas, December 2, 2015 (GLOBE NEWSWIRE) — Bazaarvoice, Inc. (Nasdaq:BV), the world's largest network of active shoppers, reported its financial results for the second fiscal quarter ended October 31, 2015. In addition, Bazaarvoice announced the appointment of Elizabeth “Liz” Ritzcovan to Chief Revenue Officer effective December 7th.
“We delivered strong financial results for the second quarter despite a disappointing performance in our advertising business,” said Gene Austin, chief executive officer and president. “We continue to invest in client satisfaction and new product innovation to provide a strong foundation for our core business while also tapping into new opportunities for growth.”
Second Fiscal Quarter of 2016 Financial Details
The divestiture of PowerReviews was completed on July 2, 2014. The terms of the transaction were approved by the Department of Justice on June 26, 2014. As a result, PowerReviews revenues, related expenses and loss on disposal, net of tax, are components of “Loss from discontinued operations, net of tax” in the Condensed Consolidated Statements of Operations since our fourth fiscal quarter of 2014 and for all comparative fiscal quarters presented. The Statement of Cash Flows is reported on a combined basis without separately presenting cash flows from discontinued operations for all periods presented.
Summary data below describes results from continuing operations and excludes results from discontinued operations.
Revenue from continuing operations: Bazaarvoice reported revenue of $49.9 million for the second fiscal quarter of 2016, up 5% from the second fiscal quarter of 2015, which consisted of SaaS revenue of $47.6 million and net advertising revenue, formerly referred to as media revenue, of $2.3 million.
Adjusted EBITDA from continuing operations: Adjusted EBITDA for the second fiscal quarter of 2016 was $1.1 million, a significant improvement compared with a loss of $1.8 million for the second fiscal quarter of 2015.
GAAP net loss and net loss per share from continuing operations: GAAP net loss was $4.9 million, compared to a GAAP net loss of $9.9 million for the second fiscal quarter of 2015. GAAP net loss per share was $0.06 based upon weighted average shares outstanding of 80.7 million, compared to a loss of $0.13 for the second fiscal quarter of 2015 based upon weighted average shares outstanding of 78.3 million.
Non-GAAP net loss and net loss per share from continuing operations: Non-GAAP net loss was $0.2 million, compared to a non-GAAP net loss of $3.8 million for the second fiscal quarter of 2015. Non-GAAP net loss per share was $0.00 based upon weighted average shares outstanding of 80.7 million, compared to a net loss of $0.05 for the second fiscal quarter of 2015 based upon weighted average shares outstanding of 78.3 million.
Clients: The number of active clients at the end of the second fiscal quarter of 2016 was 1,360 and the number of network clients at the end of the second fiscal quarter of 2016 was over 4,500. Annualized SaaS revenue per average active client for the second fiscal quarter of 2016 was approximately $141,000.

Appointment of New Chief Revenue Officer
Bazaarvoice announced today the appointment of Elizabeth “Liz” Ritzcovan to Chief Revenue Officer effective December 7th. Reporting to Gene Austin, Ritzcovan will be responsible for overall leadership of Bazaarvoice’s global field sales organization, including direct sales, market development, sales operations, pre-sales solution consulting and business development.
Ritzcovan brings to Bazaarvoice more than 20 years of print, digital media and software sales experience with industry leading organizations. Most recently, Ritzcovan served as the global chief revenue officer at Sizmek, a leading open ad management platform company for multiscreen campaigns, a role preceded by her tenure as chief revenue officer at Parade Media Group. Prior to that she served as vice president, strategy and marketing solutions at Yahoo!, Inc. and earlier served as vice president, corporate sales and marketing, digital, for Time, Inc. Ritzcovan started her career in print media, where she held a number of roles with Conde Nast Publications, Miller Publishing and H & H Publishing.
Active Clients
We define an active client as an organization for which we have a contract and the client is launched as of the last day of the quarter, and we count organizations that are closely related as one client, even if they have signed separate contractual agreements.
Network Clients
We define a network client as an organization that does not have recurring revenue. We count organizations that are closely related as one client, even if they have signed separate contractual agreements. We believe that our network client base in combination with our active client base is an indicator of the reach of our network.
Quarterly Conference Call
Bazaarvoice will host a conference call today at 4:30 p.m. Eastern Time to review the Company’s financial results for the second fiscal quarter of 2016. To access this call, dial (877) 407-3982 from the United States or (201) 493-6780 internationally with conference ID 13622758. A live webcast of the conference call can be accessed from the investor relations page of Bazaarvoice’s company website at investors.bazaarvoice.com. Following the completion of the call, a recorded replay will be available on the Company’s website, and a telephone replay will be available through December 16, 2015 by dialing (877) 870-5176 from the United States or (858) 384-5517 internationally with recording access code 13622758.
About Bazaarvoice
Bazaarvoice is the world's largest network of active shoppers, connecting more than one-half billion consumers to thousands of retailers and brands that represent tens of millions of products and services. Online, in-store, and on mobile devices, Bazaarvoice's technology platform engages consumers, increases sales, and protects loyalty through authentic ratings and reviews, Q&A, and brand-relevant photos, videos, and social posts. Interactions across the Bazaarvoice network yield insights on past, present, and future shopping behavior, enabling marketers to identify competitive advantage. For more information, visit http://www.bazaarvoice.com, read the blog at www.bazaarvoice.com/blog, and follow on Twitter at www.twitter.com/bazaarvoice.
Non-GAAP Financial Measures
Adjusted EBITDA for continuing operations discussed in this press release is defined as our GAAP net loss from continuing operations adjusted for stock-based expense, contingent consideration related to acquisition, adjusted depreciation and amortization (which excludes amortization of capitalized internal-use software development costs), integration and other costs related to acquisitions, other non-business costs and benefits, income tax expense and other (income) expense, net.
Adjusted EBITDA for discontinued operations presented in the accompanying financial tables is defined as our GAAP net loss from discontinued operations adjusted for stock-based expense, adjusted depreciation and amortization (which excludes amortization of capitalized internal-use software development costs), impairment of acquired intangibles, integration and other costs related to the acquisition and the divestiture of PowerReviews, estimated loss on disposal of discontinued operations, other non-business costs and benefits, income tax expense and other (income) expense, net.

Non-GAAP net loss for continuing operations, which is used to calculate non-GAAP net loss per share for continuing operations, is defined as our GAAP net loss from continuing operations, adjusted to exclude stock-based expense, contingent consideration related to acquisition, amortization of acquired intangible assets, integration and other costs related to acquisitions, and other non-business costs and benefits along with the associated income tax effect of these adjustments.

Non-GAAP net loss for discontinued operations, which is used to calculate non-GAAP net loss per share for discontinued operations, is defined as our GAAP net loss from discontinued operations adjusted to exclude stock-based expense, amortization of acquired intangible assets, impairment of acquired intangibles, integration and other costs related to the acquisition and divestiture of PowerReviews, estimated loss on disposal of discontinued operations and other non-business costs and benefits along with the associated income tax effect of these adjustments.
Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of core operating performance. Further, management has presented these non-GAAP financial measures separately for discontinued operations as it may prove useful to securities analysts and investors in evaluating the impact of the divestiture of PowerReviews on the Company’s continuing operating performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s operating performance against prior periods and the effectiveness of our business strategies, the preparation of operating budgets and to determine appropriate levels of operating and capital investments, as well as in communications with our board of directors concerning our financial performance. Management also believes that the non-GAAP financial measures provide additional insight for securities analysts and investors in evaluating the Company’s financial and operational performance without regard to items that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired. However, these non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Furthermore, these non-GAAP financial measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate these non-GAAP financial measures in the same manner. We intend to provide these non-GAAP financial measures as part of our future financial results discussions; therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.
Forward-looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about investments in client satisfaction and product innovation, providing a strong foundation for the core business and tapping into new opportunities for growth and other statements about management’s beliefs, intentions or goals. We may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, our expectations regarding our revenue, expenses, sales and operations; our limited operating history; our ability to operate in a new and unproven market; our ability to effectively manage growth; our ability to develop and launch new products; risks associated with the uncertainty of market acceptance of our new products; our ability to retain our existing customers and satisfy their obligations and needs and upsell to existing clients; our ability to maintain pricing for our products and services, our ability to manage expansion into international markets and new vertical industries; risks and challenges associated with international sales; our ability to successfully identify, manage and integrate potential acquisitions; the impact of the Department of Justice stipulation regarding PowerReviews on our business; and other risks and potential factors that could affect our business and financial results identified in our Form 10-K for the fiscal year ended April 30, 2015 as filed with the Securities and Exchange Commission on June 25, 2015. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Relations Contact:
Linda Wells
Bazaarvoice, Inc.
415-872-3612
linda.wells@bazaarvoice.com

Media Contact:
Andy North
Bazaarvoice, Inc.
512-551-6502
andy.north@bazaarvoice.com

Bazaarvoice, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 31, 2015	April 30, 2015
Assets
Current assets:
Cash and cash equivalents	$58,072	$54,041
Short-term investments	51,942	52,730
Accounts receivable, net	37,529	49,532
Prepaid expenses and other current assets	7,595	12,977
Total current assets	155,138	169,280
Property, equipment and capitalized internal-use software development costs, net	25,330	19,054
Goodwill	139,155	139,155
Acquired intangible assets, net	10,552	11,498
Other non-current assets	4,784	3,974
Total assets	$334,959	$342,961
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,543	$3,539
Accrued expenses and other current liabilities	21,304	27,397
Deferred revenue	56,735	60,400
Total current liabilities	85,582	91,336
Long-term liabilities:
Revolving line of credit	57,000	57,000
Deferred revenue less current portion	2,346	2,530
Other liabilities, long-term	3,693	712
Total liabilities	148,621	151,578
Commitments and contingencies
Stockholders’ equity:
Common stock	8	8
Additional paid-in capital	428,632	418,509
Accumulated other comprehensive loss	(710)	(638)
Accumulated deficit	(241,592)	(226,496)
Total stockholders’ equity	186,338	191,383
Total liabilities and stockholders’ equity	$334,959	$342,961

Bazaarvoice, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except net loss per share data)
(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2015	2014	2015	2014
Revenue	$49,926	$47,325	$98,802	$93,302
Cost of revenue	19,146	17,414	38,694	33,770
Gross profit	30,780	29,911	60,108	59,532
Operating expenses:
Sales and marketing	16,502	18,931	35,668	39,926
Research and development	10,354	9,306	20,887	19,036
General and administrative	7,643	8,100	15,881	15,993
Acquisition-related and other	224	2,326	926	2,818
Amortization of acquired intangible assets	310	310	619	619
Total operating expenses	35,033	38,973	73,981	78,392
Operating loss	(4,253)	(9,062)	(13,873)	(18,860)
Other income (expense), net:
Interest income	74	10	151	16
Interest expense	(461)	(250)	(1,032)	(482)
Other expense	(88)	(348)	(306)	(620)
Total other expense, net	(475)	(588)	(1,187)	(1,086)
Loss from continuing operations before income taxes	(4,728)	(9,650)	(15,060)	(19,946)
Income tax expense	124	258	36	270
Net loss from continuing operations	$(4,852)	$(9,908)	$(15,096)	$(20,216)
Loss from discontinued operations, net of tax	—	—	—	(1,257)
Net loss applicable to common stockholders	$(4,852)	$(9,908)	$(15,096)	$(21,473)
Net loss per share applicable to common stockholders:
Continuing operations	$(0.06)	$(0.13)	$(0.19)	$(0.26)
Discontinued operations	—	—	—	(0.02)
Basic and diluted loss per share	$(0.06)	$(0.13)	$(0.19)	$(0.28)
Basic and diluted weighted average number of shares outstanding	80,678	78,280	80,426	78,023

Bazaarvoice, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2015	2014	2015	2014
Operating activities:
Net loss	$(4,852)	$(9,908)	$(15,096)	$(21,473)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	3,334	3,240	6,978	6,050
Loss on disposal of discontinued operations, net of tax	—	—	—	1,537
Stock-based expense	3,909	3,343	7,958	6,589
Bad debt expense	(24)	622	61	1,223
Excess tax benefit related to stock-based expense	—	—	—	(1)
Amortization of deferred financing costs	59	—	118	—
Other non-cash expense	(6)	60	45	229
Changes in operating assets and liabilities:
Accounts receivable	13,018	(2,591)	11,942	(2,156)
Prepaid expenses and other current assets	1,025	(363)	977	(508)
Other non-current assets	(616)	114	(930)	(205)
Accounts payable	2,957	247	2,149	455
Accrued expenses and other current liabilities	(1,846)	1,033	(6,008)	(1,355)
Deferred revenue	(6,348)	(4,143)	(3,850)	(1,794)
Other liabilities, long-term	2,956	(387)	2,960	(736)
Net cash provided by (used in) operating activities	13,566	(8,733)	7,304	(12,145)
Investing activities:
Proceeds from sale of discontinued operations	—	—	4,501	25,500
Purchases of property, equipment and capitalized internal-use software development costs	(7,412)	(2,958)	(10,455)	(6,238)
Decrease in restricted cash	—	(500)	—	(500)
Purchases of short-term investments	(24,700)	(2,189)	(39,855)	(41,047)
Proceeds from maturities of short-term investments	22,345	16,360	40,517	28,015
Proceeds from sale of short-term investments	—	5,012	—	5,012
Net cash provided by (used in) investing activities	(9,767)	15,725	(5,292)	10,742
Financing activities:
Proceeds from employee stock compensation plans	1,012	1,643	2,113	2,799
Excess tax benefit related to stock-based expense	—	—	—	1
Net cash provided by financing activities	1,012	1,643	2,113	2,800
Effect of exchange rate fluctuations on cash and cash equivalents	(189)	(484)	(94)	(476)
Net change in cash and cash equivalents	4,622	8,151	4,031	921
Cash and cash equivalents at beginning of period	53,450	24,704	54,041	31,934
Cash and cash equivalents at end of period	$58,072	$32,855	$58,072	$32,855
Supplemental disclosure of other cash flow information:
Cash paid for income taxes, net of refunds	$180	$256	$515	$717
Cash paid for interest	$533	$229	$1,075	$451
Supplemental disclosure of non-cash investing and financing activities:
Purchase of fixed assets recorded in accounts payable	$1,859	$—	$1,859	$—

Bazaarvoice, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures for Continuing Operations
(in thousands, except net loss per share data)
(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2015	2014	2015	2014
Non-GAAP net loss and net loss per share from continuing operations:
GAAP net loss from continuing operations	$(4,852)	$(9,908)	$(15,096)	$(20,216)
Stock-based expense (1)	3,909	3,343	7,958	6,465
Amortization of acquired intangible assets	472	472	945	945
Acquisition-related and other expense	224	2,326	926	2,818
Other stock-related benefit (3)	—	—	—	(430)
Income tax adjustment for non-GAAP items	—	1	—	1
Non-GAAP net loss from continuing operations	$(247)	$(3,766)	$(5,267)	$(10,417)
GAAP basic and diluted shares	80,678	78,280	80,426	78,023
Non-GAAP basic and diluted net loss per share from continuing operations	$0.00	$(0.05)	$(0.07)	$(0.13)
Adjusted EBITDA from continuing operations:
GAAP net loss from continuing operations	$(4,852)	$(9,908)	$(15,096)	$(20,216)
Stock-based expense (1)	3,909	3,343	7,958	6,465
Adjusted depreciation and amortization (2)	1,255	1,598	2,855	2,932
Acquisition-related and other expense	224	2,326	926	2,818
Other stock-related benefit (3)	—	—	—	(430)
Income tax expense	124	258	36	270
Total other expense, net	475	588	1,187	1,086
Adjusted EBITDA from continuing operations	$1,135	$(1,795)	$(2,134)	$(7,075)
(1)

Stock-based expense includes the following:
Cost of revenue	$607	$458	$1,079	$772
Sales and marketing	643	1,162	1,727	2,106
Research and development	920	522	1,677	1,169
General and administrative	1,739	1,201	3,475	2,418
Stock-based expense	$3,909	$3,343	$7,958	$6,465
(2)

Adjusted depreciation and amortization includes the following:
Cost of revenue	$401	$481	$915	$908
Sales and marketing	197	303	546	561
Research and development	175	242	384	441
General and administrative	171	262	391	403
Amortization of acquired intangible assets	311	310	619	619
Adjusted depreciation and amortization	$1,255	$1,598	$2,855	$2,932
(3) Other stock-related expense represents an estimated liability for taxes and related items in connection with the treatment of certain stock option grants. Since the estimated liability directly relates to stock option grants and as stock-based expenses are consistently excluded from the non-GAAP financial measures, the Company excluded this estimated liability. During the six months ended October 31, 2014, the Company recorded a benefit of $0.4 million due to a reduction of this estimated liability. Other stock-related expense includes the following:

General and administrative	$—	$—	$—	$(430)
Other stock-related expense	$—	$—	$—	$(430)

Bazaarvoice, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures for Discontinued Operations
(in thousands, except net loss per share data)
(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2015	2014	2015	2014
Non-GAAP net income and net earnings per share from discontinued operations:
GAAP net loss from discontinued operations	$—	$—	$—	$(1,257)
Stock-based expense (1)	—	—	—	124
Acquisition-related, divestiture-related and other expenses	—	—	—	682
Loss on disposal of discontinued operations, net of tax (2)	—	—	—	1,537
Non-GAAP net income from discontinued operations	$—	$—	$—	$1,086
GAAP basic weighted average shares outstanding				78,023
GAAP diluted weighted average shares outstanding				79,130
Non-GAAP basic earnings per share from discontinued operations	$—	$—	$—	$0.01
Non-GAAP diluted earnings per share from discontinued operations	$—	$—	$—	$0.01
Adjusted EBITDA from discontinued operations:
GAAP net loss from discontinued operations	$—	$—	$—	$(1,257)
Stock-based expense (1)	—	—	—	124
Acquisition-related, divestiture-related and other expenses	—	—	—	682
Income tax expense (benefit)	—	—	—	23
Estimated loss on disposal of discontinued operations, net of tax (2)	—	—	—	1,537
Adjusted EBITDA from discontinued operations	$—	$—	$—	$1,109
(1)

Stock-based expense includes the following:
Cost of revenue	$—	$—	$—	$115
Research and development	—	—	—	4
General and administrative	—	—	—	5
Adjusted depreciation and amortization	$—	$—	$—	$124
(2) On July 2, 2014, the Company completed the sale of PowerReviews for a total cash consideration of $30.0 million. Of the $30.0 million sales price, $4.5 million was placed into escrow as partial security for the Company's indemnification obligations. The Company recognized a loss on the disposal of PowerReviews of $1.5 million for the six months ended October 31, 2014.

Bazaarvoice, Inc.
Selected Quarterly Financial and Operational Metrics for Continuing and Discontinued Operations
(in thousands, except active enterprise clients and full-time employees data)
(unaudited)

	Three Months Ended
	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,
	2014	2014	2014	2014	2015	2015	2015	2015
Continuing Operations:
Revenue (1)	$43,600	$43,078	$45,977	$47,325	$49,562	$48,317	$48,876	$49,926
Cost of revenue	13,758	14,522	16,356	17,414	17,988	18,148	19,548	19,146
Gross profit	29,842	28,556	29,621	29,911	31,574	30,169	29,328	30,780
Operating expenses:
Sales and marketing	20,765	23,884	20,995	18,931	18,020	20,427	19,166	16,502
Research and development	9,036	9,832	9,730	9,306	8,779	9,880	10,533	10,354
General and administrative	7,674	6,521	7,893	8,100	6,932	7,582	8,238	7,643
Acquisition-related and other expense	31	366	492	2,326	413	815	702	224
Amortization of acquired intangible assets	282	288	309	310	309	309	309	310
Total operating expenses	37,788	40,891	39,419	38,973	34,453	39,013	38,948	35,033
Operating loss	(7,946)	(12,335)	(9,798)	(9,062)	(2,879)	(8,844)	(9,620)	(4,253)
Total other income (expense), net	(268)	(316)	(498)	(588)	(920)	(521)	(712)	(475)
Loss before income taxes	(8,214)	(12,651)	(10,296)	(9,650)	(3,799)	(9,365)	(10,332)	(4,728)
Income tax expense (benefit)	179	(418)	12	258	324	(540)	(88)	124
Net loss from continuing operations	$(8,393)	$(12,233)	$(10,308)	$(9,908)	$(4,123)	$(8,825)	$(10,244)	$(4,852)
Stock-based expense (2)	$3,218	$3,333	$3,122	$3,343	$3,100	$3,113	$4,049	$3,909
Adjusted depreciation and amortization (3)	1,156	1,081	1,334	1,598	1,328	1,349	1,600	1,255
Acquisition-related and other expense	31	366	492	2,326	413	815	702	224
Other stock-related benefit (4)	—	—	(430)	—	—	—	—	—
Income tax expense (benefit)	179	(418)	12	258	324	(540)	(88)	124
Total other expense, net	268	316	498	588	920	521	712	475
Adjusted EBITDA from continuing operations	$(3,541)	$(7,555)	$(5,280)	$(1,795)	$1,962	$(3,567)	$(3,269)	$1,135
Income (loss) from discontinued operations	$430	$(11,448)	$(1,257)	$—	$—	$—	$—	$—
Stock-based expense (2)	122	139	124	—	—	—	—	—
Adjusted depreciation and amortization (3)	1,492	1,482	—	—	—	—	—	—
Impairment of acquired intangible assets (6)	—	2,500	—	—	—	—	—	—
Acquisition-related, divestiture-related and other expenses	—	819	682	—	—	—	—	—
Income tax expense (benefit)	261	(660)	23	—	—	—	—	—
Estimated loss on disposal of discontinued operations, net of tax (7)	—	9,192	1,537	—	—	—	—	—
Adjusted EBITDA from discontinued operations	$2,305	$2,024	$1,109	$—	$—	$—	$—	$—
Number of active clients from continuing operations (at period end) (5)	1,021	1,096	1,189	1,243	1,292	1,331	1,337	1,360
Number of active clients from discontinued operations (at period end) (5)	368	341	—	—	—	—	—	—
Full-time employees including employees attributable to discontinued operations (at period end)	794	799	787	814	825	826	834	855
Full-time employees attributable to discontinued operations (at period end)	25	24	—	—	—	—	—	—

(1)

	Three Months Ended
	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,
	2014	2014	2014	2014	2015	2015	2015	2015
Revenue from continuing operations includes the following:
SaaS	$40,645	$41,924	$44,324	$45,199	$46,429	$46,173	$46,830	$47,671
Advertising	2,955	1,154	1,653	2,126	3,133	2,144	2,046	2,255
Revenue	$43,600	$43,078	$45,977	$47,325	$49,562	$48,317	$48,876	$49,926
Revenue from discontinued operations includes the following:
SaaS	$4,338	$3,947	$2,517	$—	$—	$—	$—	$—
Advertising	59	25	18	—	—	—	—	—
Revenue	$4,397	$3,972	$2,535	$—	$—	$—	$—	$—
Total revenue:
SaaS	$44,983	$45,871	$46,841	$45,199	$46,429	$46,173	$46,830	$47,671
Advertising	3,014	1,179	1,671	2,126	3,133	2,144	2,046	2,255
Revenue	$47,997	$47,050	$48,512	$47,325	$49,562	$48,317	$48,876	$49,926
(2)

Stock-based expense from continuing operations includes the following:
Cost of revenue	$285	$316	$314	$458	$451	$294	$472	$607
Sales and marketing	873	1,072	944	1,162	867	950	1,084	643
Research and development	603	747	647	522	685	707	757	920
General and administrative	1,457	1,198	1,217	1,201	1,097	1,162	1,736	1,739
Stock-based expense from continuing operations	$3,218	$3,333	$3,122	$3,343	$3,100	$3,113	$4,049	$3,909
Stock-based expense from discontinued operations includes the following:
Cost of revenue	$106	$127	$115	$—	$—	$—	$—	$—
Sales and marketing	1	—	—	—	—	—	—	—
Research and development	13	6	4	—	—	—	—	—
General and administrative	2	6	5	—	—	—	—	—
Stock-based expense from discontinued operations	$122	$139	$124	$—	$—	$—	$—	$—

(3)

	Three Months Ended
	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,
	2014	2014	2014	2014	2015	2015	2015	2015
Adjusted depreciation and amortization from continuing operations includes the following:
Cost of revenue	$229	$244	$427	$481	$400	$405	$514	$401
Sales and marketing	298	275	258	303	221	220	349	197
Research and development	209	189	199	242	164	181	209	175
General and administrative	138	85	141	262	234	234	220	171
Amortization of acquired intangible assets	282	288	309	310	309	309	308	311
Adjusted depreciation and amortization from continuing operations	$1,156	$1,081	$1,334	$1,598	$1,328	$1,349	$1,600	$1,255
Adjusted depreciation and amortization from discontinued operations includes the following:
Cost of revenue	$450	$450	$—	$—	$—	$—	$—	$—
General and administrative	20	10	—	—	—	—	—	—
Amortization of acquired intangible assets	1,022	1,022	—	—	—	—	—	—
Adjusted depreciation and amortization from discontinued operations	$1,492	$1,482	$—	$—	$—	$—	$—	$—
(4)

Other stock-related benefit from continuing operations includes the following:
General and administrative	$—	$—	$(430)	$—	$—	$—	$—	$—
Other stock-related benefit	$—	$—	$(430)	$—	$—	$—	$—	$—

(5)
Beginning as of our first fiscal quarter of 2016, we define an active client as an organization for which we have a contract and the client is launched as of the last day of the quarter, and we count organizations that are closely related as one client, even if they have signed separate contractual agreements.

Due to the presentation of the PowerReviews business as discontinued operations, we have separated our active clients into two categories: 1) active clients from continuing operations and 2) active clients from discontinued operations. As a result, each category could include a common client for which we recognized recurring revenue who has organizations that have separate contractual agreements.
All periods prior to the first fiscal quarter of 2016 discussed in this press release or presented in the accompanying financial tables have been revised to conform to this definition of an active client.

(6)
During the fourth fiscal quarter of 2014, the Company reported the results of operations and financial position of PowerReviews as “discontinued operations.” On the Condensed Consolidated Balance Sheet as of April 30, 2014, the assets and liabilities of PowerReviews were presented as “Assets held for sale” and “Liabilities held for sale.” The Company compared the carrying value of the asset group included in “assets held for sale” to the undiscounted cash flows to be generated by the asset group. The carrying value of the asset group exceeded the undiscounted cash flows and, as a result, the Company recorded an impairment charge of $2.5 million for the three months ended April 30, 2014.

(7)
On July 2, 2014, the Company completed the sale of PowerReviews for a total cash consideration of $30.0 million. Of the $30.0 million sales price, $4.5 million was placed into escrow as partial security for the Company's indemnification obligations. The Company incurred a total loss of $10.7 million on the sale of PowerReviews. The loss on disposal of discontinued operations was determined by offsetting the total consideration from selling the PowerReviews business by any associated transaction costs and the net carrying value of the assets and liabilities held for sale as of July 2, 2014. Of the $10.7 million loss on disposal of discontinued operations, $9.2 million was recognized as an estimated loss on disposal of discontinued operations during the three months ended April 30, 2014 resulting in the incremental loss of $1.5 million being recognized in the three months ended July 31, 2014.